Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Prime Fund, Tax-Exempt Fund and Treasury Fund series of Newbury Street Trust filed as part of this Post-Effective Amendment No. 47 to the Registration Statement (File Nos. 002-78458 and 811-03518) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

December 27, 2005